SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ----------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 13, 2004


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                        11-2408943
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)


  767 Fifth Avenue, New York, New York                          10153
(Address of principal executive offices)                     (Zip Code)

                         Commission File Number: 1-14064


                                  212-572-4200
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

           Director Compensation
           ---------------------

           A summary of the compensation provided to the non-employee directors of The Estee Lauder Companies Inc. is attached as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

           Employment Agreement with Daniel J. Brestle
           -------------------------------------------

           On February 7, 2005, The Estee Lauder Companies Inc. (the "Company") and Daniel J. Brestle finalized the terms of his employment agreement as Group President until December 31, 2004 and Chief Operating Officer from and after January 1, 2005 through June 30, 2007, unless earlier terminated. The agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

The agreement provides for a base salary at the rate of $1 million from July 1, 2004 through December 31, 2004 and $1.25 million per year for the period from January 1, 2005 through June 30, 2005 and for the years ending June 30, 2006 and June 30, 2007 Mr. Brestle is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. The Compensation Committee has granted to Mr. Brestle bonus opportunities with a target payout of $1.75 million for fiscal 2005, $1.9 million for fiscal 2006 and $2.0 million for fiscal 2007. Mr. Brestle may elect to defer certain of his cash compensation. Mr. Brestle was granted options with respect to 100,000 shares of Class A Common Stock with an exercise price of $43.10 per share in August 2004 and the agreement contemplates additional stock option grants of 200,000 shares of Class A Common Stock, or other equity compensation grants of equivalent value, in respect of each of fiscal 2006 and fiscal 2007. The Company will provide to Mr. Brestle executive term life insurance with annual premiums paid by the Company in the amount of $65,900. Under the agreement, the Company may terminate Mr. Brestle's employment at any time if he becomes "permanently disabled," in which event Mr. Brestle will be entitled to (i) receive for a period of one year from the date of termination his base salary in effect at the time of termination less any pension benefits or long-term disability payments, if any, made to the Mr. Brestle (ii) receive unpaid bonus compensation otherwise payable for the fiscal year in which such disability occurred pro-rated to the date of termination, and
(iii) participate in the Company's benefit plans for such one-year period. In the event of Mr. Brestle's death during the term of his employment, his beneficiary or legal representative will be entitled to receive (i)for a period of one year Mr. Brestle's base salary in effect at the time of death and (ii) bonus compensation otherwise payable in respect of the fiscal year prior to that in which he dies and a one-time payment equal to 50% of the average actual bonuses paid or payable during the contract term (or $875,000 if he dies in fiscal 2005). The Company may terminate his employment for any reason upon 180 days' written notice. In the event of the Company's termination of his employment (other than for cause, disability or death), (a) Mr. Brestle will be entitled to (i) receive for the Post-Termination Period his base salary in effect at the time of termination, (ii) receive bonus compensation equal to 50% of the average of incentive compensation bonuses previously paid or payable to him during the contract term (or $875,000 if he dies in fiscal 2005) and (iii) participate in the Company's benefit plans during the Post-Termination Period


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and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. Brestle will not be subject to the non-competition covenant contained in his current Agreement. The Post-Termination Period is defined as a period ending on the latest to occur of a date one (1) year from the effective date of termination, June 30, 2007, or the conclusion of a severance period consistent with Company policy (which in no event will exceed two years). If the Company does not renew the term of his employment, Mr. Brestle will be entitled to receive his base salary and certain other benefits consistent with the Company's policy for the greater of one year or such period consistent with Company policy at that time (which in no event will exceed two years). Mr. Brestle may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. Brestle will be entitled to receive his base salary and for one year following termination (or such longer period which is consistent with Company policy for severance (which in no event will exceed two years). Upon termination for any reason, options previously granted to Mr. Brestle will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions. In the event than any termination payment received by Mr. Brestle would be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced (but not below zero) until no portion of such payments would be subject to Excise Tax.

The agreement described above provides that the Company may require the executive to defer certain amounts to be received by him to the extent such amounts may not be deductible by reason of Section 162(m) of the Internal Revenue Code. The employment agreement also contains certain confidentiality and non-competition provisions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

           Confirmation of Appointment of Daniel J. Brestle as Chief Operating Officer
           -------------------------------------------------------------------

           On December 13, 2004, the Board of Directors of The Estee Lauder Companies Inc. (the "Company") confirmed the appointment of Daniel J. Brestle as Chief Operating Officer ("COO") of the Company effective January 1, 2005. As COO, Mr. Brestle will be responsible through intermediate reports for the Company's operations, including materials planning, procurement, manufacturing and logistics; research and development; and Estee Lauder, M-A-C, Prescriptives, Jo Malone, La Mer, kate spade and the BeautyBank brands.

           Prior to his appointment as COO, Mr. Brestle, age 59, served as Group President responsible for the Company's specialty brands, such as Aveda, Bobbi Brown, Bumble and bumble, La Mer, Prescriptives, Jo Malone, kate spade and Stila on a worldwide basis since July 2001. During that time, he was also responsible for the recently acquired brands, Darphin and Rodan + Fields, and for BeautyBank and its brands. From July 1998 through June 2001, he was President of Estee Lauder (USA & Canada). Prior to July 1998, he was President of Clinique Laboratories, Inc. and had been the senior officer of that division since 1992. From 1988 through 1992, he was President of Prescriptives U.S.A. Mr. Brestle joined the Company in 1978.

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           Appointment of Mellody Hobson to Board of Directors and Audit
           Committee
           -------------------------------------------------------------

           On December 17, 2004, the Board of Directors of the Company appointed Mellody Hobson to the Company's Board of Directors and to the Audit Committee of the Board of Directors effective January 1, 2005.


Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description
-----------    -----------

Each exhibit set forth below is a management contract or compensatory plan or arrangement.

10.1       Summary of Compensation for Non-Employee Directors (filed as Exhibit
           10.1 to the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on December 17, 2004).*

10.2       Employment Agreement with Daniel J. Brestle.

* Incorporated herein by reference.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        THE ESTEE LAUDER COMPANIES INC.

Date: February 10, 2005                By: /s/ Andrew J. Cavanaugh
                                           ------------------------------
                                           Andrew J. Cavanaugh
                                           Senior Vice President -
                                           Global Human Resources


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
                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

10.1              Summary of Compensation for Non-Employee Directors(filed as
                  Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities Exchange Commission on December 17,
                  2004).*

10.2              Employment Agreement with Daniel J. Brestle.



* Incorporated herein by reference.
















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